December 27, 2021

State Street Bank and Trust Company

801 Pennsylvania Avenue

Kansas City, Missouri 64105

Attention: Vice President – Mutual Funds

Re:	RiverNorth Managed Duration Municipal Income Fund II, Inc, (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 20.5, the Additional Funds and Portfolios provision, of the Master Custodian Agreement, dated as of March 3, 2014, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Fund under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Appendix A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.6 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND II, INC.

By:
Name:	Jonathan M. Mohrhardt
Title:	Chief Financial Officer and Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Bruce Donnelly
Title:	VP, Duly Authorized
Effective Date:	12.30.2021

Information Classification: Limited Access

433 W. VAB BUREN STREET, 1150-E, CHICAGO, IL 60607 ■ P 800-646-0148 ■ WWW.RIVERNORTH.COM

APPENDIX A TO

MASTER CUSTODIAN AGREEMENT

RiverNorth Funds

RiverNorth Core Opportunity Fund

RiverNorth Core Opportunity Fund – Collateral REFLOW

RiverNorth Core Opportunity Fund – Collateral FBO Goldman Sachs

RiverNorth/Oaktree High Income Fund – RiverNorth

RiverNorth/Oaktree High Income Fund – Oaktree

RiverNorth/Oaktree High Income Fund – Collateral

RiverNorth/Oaktree High Income Fund – Collateral FBO Goldman Sachs

RiverNorth/Oaktree High Income Fund – Collateral FBO REFLOW

RiverNorth/DoubleLine Strategic Income Fund – RiverNorth

RiverNorth/DoubleLine Strategic Income Fund – Collateral FBO REFLOW

RiverNorth/DoubleLine Strategic Income Fund – Collateral FBO Goldman Sachs

RiverNorth/DoubleLine Strategic Income Fund – DoubleLine 1

RiverNorth/DoubleLine Strategic Income Fund – DoubleLine 2

RiverNorth Opportunistic Municipal Income Fund, Inc.

RiverNorth Opportunistic Municipal Income Fund, Inc. – Collateral

RiverNorth Opportunistic Municipal Income Fund, Inc. – MacKay Shields

RiverNorth Opportunistic Municipal Income Fund, Inc. – MacKay Shields Collateral

RiverNorth Opportunistic Municipal Income Fund, Inc. – MacKay Shields TOBs

RiverNorth Managed Duration Municipal Fund, Inc.

RiverNorth Managed Duration Municipal Fund, Inc. – RN Collateral

RiverNorth Managed Duration Municipal Fund, Inc. – MacKay

RiverNorth Managed Duration Municipal Fund, Inc. – MacKay Collateral

RiverNorth Managed Duration Municipal Fund, Inc. – MacKay TOB

RiverNorth DoubleLme Strategic Opportunity Fund, Inc.

RiverNorth DoubleLine Strategic Opportunity Fund, Inc. – RiverNorth

RiverNorth DoubleLine Strategic Opportunity Fund, Inc. - DoubleLine

RiverNorth Flexible Municipal Income Fund, Inc.

RiverNorth Flexible Municipal Income Fund, Inc. – RiverNorth

RiverNorth Flexible Municipal Income Fund, Inc. – RN Collateral

RiverNorth Flexible Municipal Income Fund, Inc. – MacKay

RiverNorth Flexible Municipal Income Fund, Inc. – MacKay Collateral

RiverNorth Flexible Municipal Income Fund II, Inc.

RiverNorth Flexible Municipal Income Fund II, Inc. – RiverNorth

RiverNorth Flexible Municipal Income Fund II, Inc. – RN Collateral

RiverNorth Flexible Municipal Income Fund II, Inc. – MacKay

RiverNorth Flexible Municipal Income Fund II, Inc. – MacKay Collateral

RiverNorth Specialty Finance Corporation

RiverNorth Specialty Finance Corporation – RN Collateral

Information Classification: Limited Access

EXHIBIT A

RiverNorth Managed Duration Municipal Income Fund II, Inc.

RiverNorth Managed Duration Municipal Income Fund II, Inc. – RiverNorth

RiverNorth Managed Duration Municipal Income Fund II, Inc. – MacKay

Information Classification: Limited Access